CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105662 on Form S-8 of our report dated June 28, 2010, appearing in this Annual Report on Form 11-K of the Rite Aid 401(k) Distribution Employees Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 28, 2010